                                 EXHIBIT 23.6


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                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our reports dated March 3, 1997 on the financial statements of Donno Company, Inc., Residential Services, Inc., Suffolk Waste Systems, Inc., and NRT Realty Corp., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated January 31, 1997 (as amended and filed with the Commission on April 15, 1997).


                                 /s/ Paternostro, Callahan & DeFrietas, LLP
                                 ------------------------------------------
                                 Paternostro, Callahan & DeFrietas, LLP


                                 Mineola, New York

                                 June 18, 1997




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